Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                              ACADIA PARTNERS, L.P.

                              By:  ACADIA FW PARTNERS, L.P.,
                                   General Partner

                                   By:  ACADIA MGP, INC.,
                                        Managing General Partner


                                        By: /s/ J. Taylor Crandall
                                             J. Taylor Crandall,
                                             President

                              ACADIA ELECTRA PARTNERS, L.P.

                              By:  ACADIA PARTNERS, L.P.
                                   General Partner

                                   By:  ACADIA FW PARTNERS, L.P.,
                                        General Partner

                                        By:  ACADIA MGP, INC.,
                                             Managing General Partner


                                             By: /s/ J. Taylor Crandall
                                                  J. Taylor Crandall,
                                                  President